UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

Hibbett Sports, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20969	20-8159608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2700 Milan Court
Birmingham, Alabama 35211
(Address of principal executive offices, zip code)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	HIBB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 27, 2020, Hibbett Sports, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that its Board of Directors, upon recommendation of its Nominating and Corporate Governance Committee, nominated Jamere Jackson for election as a Class III Director at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Jackson is the Executive Vice President and Chief Financial Officer of Hertz Global Holdings Inc. (NYSE: HRI), a multi-billion dollar global rental car and fleet leasing company. Mr. Jackson also serves on the Board of Directors of pharmaceutical giant Eli Lilly & Company (NYSE: LLY), where he is Chair of the Audit Committee and a member of the Finance Committee. The Company further announced in the Press Release that current Class III Director, Ralph T. Parks, will be retiring at the end of his term, and therefore will not stand for re-election at the Annual Meeting. A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional information about Mr. Jackson, as well as the Company’s other director nominees and proposals submitted to the Company’s shareholders for approval, can be found in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2020, which is available on the Company’s website at www.hibbett.com, and on the SEC’s website at www.sec.gov, and can be obtained at no charge on these websites.

Item 9.01. Financial Statements and Exhibits.

a.Exhibits.

Exhibit No. Description

99.1    Press Release, dated April 27,2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2020	HIBBETT SPORTS, INC.

	By:	/s/ David Benck
David Benck
Senior Vice President and General Counsel